BANCUILLI, PASCALE & CO. P.C.
                                9 Endo Blvd.
                         Garden City, New York  11530
                    Tel: 516-222-7780  Fax:  516-222-2377


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation in this Registration Statement of U.S. Trucking, Inc. on Form S-8 of our reports set forth below on the audits set forth below appearing in the Company's Current Report on Form 8-K dated September 8, 1998:

    Date of Report         Entity Audited           Period Covered
    --------------         --------------           --------------

1.  June 10, 1998     U.S. Trucking, Inc.       January 31, 1997 through
                      and Subsidiaries          December 31, 1997

2.  June 10, 1998     Gulf Northern Transport,  January 1, 1997 through
                      Inc.                      January 30, 1997

3.  June 8, 1998      Mencor, Inc.              January 1, 1997 through
                                                January 30, 1997

4.  November 7, 1997  Mid America Transporters  January 1, 1995 through
                      Group, Inc. and           December 31, 1996
                      Subsidiaries

5.  November 3, 1997  Mencor, Inc.              January 1, 1995 through
                                                December 31, 1996



/s/ Bianculli, Pascale & Co. P.C.

Bianculli, Pascale & Co. P.C.
January 8, 1999